Exhibit 16.1

Member AICPA Division for Firms,
Center for Public Company Audits and
Private Company Practice Sections
Registered with the Public Company
Todman & Co., CPAs, P.C.	Accounting Oversight Board
Certified Public Accountants and Business Consultants
An Affiliate of TRIEN ROSENBERG	120 Broadway, Suite 955
New York, NY 10271
TEL. (212) 962-5930
FAX (212) 385-0215

April 30, 2012

Securities & Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Canal Capital Corporation's statements included under Item 4.01 on its Form 8-K filed on April 30, 2012 and we agree with such statements concerning our Firm.

Sincerely,
/s/ TODMAN & CO., LLP
TODMAN & CO., LLP